UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 19, 2020

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32461
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock	JOE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07          Submission of Matters to Vote of Security Holders.

On May 19, 2020, The St. Joe Company (the “Company”) held its 2020 Annual Meeting of Shareholders, virtually (the “2020 Annual Meeting”). At the 2020 Annual Meeting, the Company’s shareholders voted on (i) the election of five director nominees (Proposal 1), (ii) the ratification of the appointment of GRANT THORNTON LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year (Proposal 2), and (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees for a term of office expiring at the 2020 Annual Meeting of Shareholders and, in each case, until his successor is duly elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Vote
Cesar L. Alvarez	40,929,026	8,347,074	20,669	7,053,456
Bruce R. Berkowitz	49,116,323	162,783	17,663	7,053,456
Howard S. Frank	35,142,277	14,126,148	28,344	7,053,456
Jorge S. Gonzalez	49,123,020	155,808	17,941	7,053,456
Thomas P. Murphy, Jr.	41,539,214	7,737,337	20,218	7,053,456

Proposal 2

The shareholders voted in favor of ratification of the appointment of GRANT THORNTON LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

For	Against	Abstain
56,267,203	50,146	32,876

Proposal 3

The shareholders voted in favor of approving, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
48,940,606	294,086	62,077	7,053,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Marek Bakun
Marek Bakun
Chief Financial Officer

Date: May 21, 2020